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                                                                      EXHIBIT 5

[LOGO OF UNITED TECHNOLOGIES APPEARS HERE]
                                                                    May 1, 1997

United Technologies Corporation
1 Financial Plaza
Hartford, CT 06101

Re: Registration Statement on Form S-3

Dear Sirs:

  As Deputy General Counsel of United Technologies Corporation, (the "Corporation"), I have acted as counsel for the Corporation in connection with the filing of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), registering 1,000,000 shares of the Corporation's Common Stock, par value $1.00 per share (the "Common Stock"), to be offered pursuant to the United Technologies Corporation Shareowner Dividend Reinvestment and Stock Purchase Plan (the "Plan"). I have made such investigation and, in that connection, have examined such corporate records and other documents as I have deemed necessary or advisable in rendering this opinion.

  I am a member of the Bar of the State of Connecticut and do not intend hereby to express any opinion as to the laws of any other jurisdiction other than the laws of the United States and the General Corporation Law of the State of Delaware to the extent applicable hereto.

  Based upon the foregoing, I am of the opinion that:

    1. The shares of Common Stock to be acquired by the Plan agent from the Corporation pursuant to the Plan will be validly issued, fully paid and nonassessable under the laws of the State of Delaware, the Corporation's state of incorporation, when the Corporation shall have received the consideration provided in the Plan therefor (having a value not less than the par value thereof with respect to shares issued by the Corporation out of authorized but unissued shares); and

    2. The shares of Common Stock acquired by the Plan agent other than from the Corporation in accordance with the Plan will be validly issued, fully paid and nonassessable under the laws of the State of Delaware.

  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Opinion" in the Prospectus which is part of the Registration Statement. In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           Sincerely yours,

                                                 /s/ William H. Trachsel
                                           ------------------------------------
                                                   WILLIAM H. TRACHSEL
                                              VICE PRESIDENT, SECRETARY AND
                                                  DEPUTY GENERAL COUNSEL